EXHIBIT 10.01

Form of Amendment and Consent between the Company and

the December 2004 Debt holders dated March 1, 2013

AMENDMENT AND CONSENT

This Amendment and Consent Agreement made this 1st day of March, 2013 (“Agreement”) among BlastGard International, Inc., a Colorado corporation (the “Company”), and the signators hereto who are Subscribers under certain Security Agreements, Guaranty and Transaction Documents with the Company dated December 2, 2004, February 3, 2011, March 7, 2011 and June 17, 2011 (“Subscribers”), as amended.

WHEREAS, it is in the best interests of the parties to the Transaction Documents dated December 2, 2004, February 3, 2011, March 7, 2011 and June 17, 2011 to add the Loan to the Obligations as defined and described in Section 2.3 of the Security Agreements and Guaranty.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. All capitalized terms herein shall have the meanings ascribed to them in the December 2, 2004, February 3, 2011, March 7, 2011 and June 17, 2011 Transaction Documents (as defined in the Subscription Agreements).

2. The Maturity Date of the Notes is extended to June 14, 2013.

3. The Company acknowledges, agrees and confirms that the Conversion Price and Exercise Price of all outstanding Notes and Warrants is $0.009, subject to further reduction as described in the Notes and Warrants.

4. The Company acknowledges and agrees that the holding period of the Securities issued pursuant to the Transaction Documents for purposes of Rule 144 under the Securities Act of 1933 remains unaffected by the terms and transactions described in this Agreement, and is not reset or restarted in any way as a result of the terms and transactions described in this Agreement.

5. All other terms of the Transaction Documents shall remain unamended and in full force and effect.

(Signatures to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first written above.

BLASTGARD INTERNATIONAL, INC.

By:

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT	ROBOCHEYNE CONSULTING LTD.

By:	By:
(authorized officer)	(authorized officer)

TRW HOLDINGS PTY LIMITED

By:
STEVEN GOLD	(authorized officer)